Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of The Sherwin-Williams Company for:

The Registration of all of the Outstanding Restricted 7.25% Senior Notes Due 2019 Issued on June 2, 2017,

The Registration of all of the Outstanding Restricted 4.20% Senior Notes Due 2022 Issued on June 2, 2017,

The Registration of all of the Outstanding Restricted 3.30% Senior Notes Due 2025 Issued on June 2, 2017,

The Registration of all of the Outstanding Restricted 3.95% Senior Notes Due 2026 Issued on June 2, 2017,

The Registration of all of the Outstanding Restricted 4.40% Senior Notes Due 2045 Issued on June 2, 2017;

and to the incorporation by reference therein of our reports dated February 22, 2017, with respect to the consolidated financial statements and schedule of The Sherwin-Williams Company and the effectiveness of internal control over financial reporting of The Sherwin-Williams Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

June 22, 2017